Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION: Paul G. Saari Chief Financial Officer (800) 497-7659
ATLANTIS PLASTICS ANNOUNCES
2006 FOURTH QUARTER AND FULL YEAR RESULTS
ATLANTA, GA — (April 3, 2007) Atlantis Plastics, Inc. (NASDAQ: ATPL) today announced its operating results for the fourth quarter and fiscal year ended December 31, 2006. Net sales for the fourth quarter of 2006 were $90.0 million, compared with $115.7 million for the fourth quarter of 2005. Operating income of $0.7 million was down in the fourth quarter of 2006, compared with $8.8 million in the fourth quarter of 2005. Net loss for the fourth quarter of 2006 was ($3.2) million, or ($0.39) per diluted share, compared with net income of $2.6 million, or $0.32 per diluted share, in the fourth quarter of 2005.
Net sales for the year ended December 31, 2006 were $418.7 million, compared with $424.3 million for 2005. Operating income was $13.7 million in 2006, compared with $29.1 million in 2005.
Net loss for the year ended December 31, 2006 was ($4.1) million, or ($0.50) per diluted share, compared with net income of $6.7 million, or $0.81 per diluted share, in 2005.
Atlantis’ Adjusted EBITDA, gross margin percentage and operating margin percentage for the fourth quarter of 2006 were $4.6 million, 9% and 1%, respectively, compared with $12.5 million, 16% and 8%, respectively, for the comparable period in 2005. For the year ended December 31, 2006, Adjusted EBITDA, gross margin percentage and operating margin percentage were $29.0 million, 11% and 3%, respectively, compared with $43.6 million, 15% and 7%, respectively, for 2005. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, non-cash share-based compensation, management fees and expenses, severance and restructuring charges, and non-operating expenses. Net debt (total debt less cash) as of December 31, 2006 was $206.7 million, compared with $199.0 million as of December 31, 2005.
Selling, general and administrative expenses for the fourth quarter of 2006 were $7.7 million, including $0.2 million in severance expense, compared with $9.4 million for the fourth quarter of 2005. Selling, general and administrative expenses for the year ended December 31, 2006 were $33.7 million, including $1.2 million in severance expense, compared with $36.1 million for the year ended December 31, 2005. The 2005 year was negatively impacted by $1.0 million in aggregate expenses relating to an unconsummated financing and non-cash compensation expense relating to the cancellation of stock options.
Net interest expense for the fourth quarter of 2006 was $5.5 million, compared with $4.7 million for the fourth quarter of 2005. Net interest expense for the year ended December 31, 2006 was $20.2 million, compared with $15.0 million for the year ended December 31, 2005. The year 2005 includes a $3.8 million non-cash write-off of unamortized deferred financing costs on previously existing senior debt.

Bud Philbrook, President and Chief Operating Officer, said, “The year 2006 was certainly a very challenging one. With approximately 40% of our consolidated business linked to housing, the downturn in the housing sector had a significant impact on our 2006 operating results. As a result of this downturn, we have taken a number of proactive steps to manage through these tough market conditions. In the fourth quarter, we amended and restructured the Company’s loan covenants. We have also completed a reduction in our work force that will reduce our fixed costs by approximately $3.4 million in 2007. The closure of our manufacturing facility in Warren, Ohio will reduce our manufacturing cost base and improve our service levels for our growing building products business. The operational improvement plan for our Elkhart facilities, which we believe will generate in excess of $2.0 million in annual savings, is now more than 50% complete. While the downturn in market conditions has presented a very difficult operating environment, we remain committed to maintaining the strategic market positions of each of our business units, and we believe that we are well positioned to improve operating results in 2007.
“Our fourth quarter and full year operating results were negatively impacted by a continuation of poor market conditions affecting all of our sectors. Weakness in the housing market negatively impacted a large portion of the sales volume of all three of our major businesses: Injection Molding, Plastics Films and Profile Extrusion. In addition, the softening resin market resulted in a continuing customer inventory correction and relatively weak demand within our Films business. Finally, we experienced softness in order rates in the recreational vehicle sector, negatively impacting our Profile Extrusion business.
“In our Plastics Films business, our volume shipped was down 21% for the quarter and down 10% for the year. In 2006 we believe that our overall customer base moved from a very long inventory position at the end of 2005 after the hurricanes, to a very short inventory position at the end of 2006 with falling resin prices. The downturn in volume and utilization rates pressured margins and negatively impacted operating results. As we move into 2007, we expect resin prices and customer demand to be more normalized. Our Plastic Films business remains focused on growing volume by augmenting our existing product lines with innovations that address new marketplace needs. As a standing practice, we will continue to reduce operating costs to enhance our competitive position in the marketplace.
“Our Injection Molding business was significantly impacted by the weakness in the nation’s housing sector, with our sales off 11% for the quarter and up 2% for the year. The downturn in the housing sector resulted in a slowdown of order rates from both our OEM (Original Equipment Manufacturer) appliance, and our building products customers. This was particularly pronounced in the fourth quarter, as our major customers reduced inventories at year end. As we move into 2007, we believe that our Injection Molding business is well positioned to improve operating results as market conditions improve. The closure of our Warren facility will reduce our manufacturing cost base and improve our operating efficiencies. In our building products product line, we have successfully introduced our new long-length building panel, and have expanded our line of building product accessories. We remain focused on deeper market penetration via expanded distribution for our building products in 2007.
“Our Profile Extrusion business continues to be affected by the weakness in the nation’s recreational vehicle and housing sectors, as well as operating inefficiencies at our Elkhart, Indiana facilities. Fourth quarter and full year results were negatively impacted as customers took extensive downtime in the fourth quarter to reduce inventories throughout the channels. As a result of the continued underperformance of this operation, the Company has made senior management changes and has retained a consultant to assist in developing an operational improvement plan to reduce fixed costs and scrap rates, and increase productivity and utilization rates through improved manufacturing practices. We have made progress in implementing our operational improvement plan and we anticipate showing significant improvement in this segment in 2007 as market conditions improve.”
Atlantis Plastics, Inc. is a leading U.S. manufacturer of polyethylene stretch and custom films and molded plastic products. Stretch films are used to wrap pallets of materials for shipping or storage. Custom films are made-to-order specialty film products used in the industrial and packaging markets. Atlantis’ injection molded and profile extruded plastic products are used primarily in the appliance, automotive, agricultural, building supply, and recreational vehicle industries.
Statements herein regarding expected performance of the Company’s business and expected levels of demand constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements are based on the Company’s current expectations and beliefs and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. With respect to these statements, the Company has made assumptions regarding expected economic conditions, expected volumes and price levels of purchases by customers and raw material costs. The forward-looking statements are subject to certain risks including, among others, that the foregoing assumptions are inaccurate. There are many factors that impact these forward-looking statements that cannot be predicted accurately. These risks and uncertainties include, but are not limited to, fluctuations in plastic resin prices, the Company’s high debt level, the risks inherent in predicting revenue and earnings outcomes as well as other “Factors That May Affect Future Results” set forth in the Company’s Form 10-K for fiscal 2005 filed with the Securities and Exchange Commission.
Management believes its estimates are reasonable; however, undue reliance should not be placed on such estimates, which are based on current expectations. The information contained herein speaks as of the date hereof and the Company does not undertake any obligation to update such information as future events unfold.
Atlantis will hold its quarterly conference call to discuss operating results today at 11:00 a.m. eastern time. To participate in the conference call, please call 1-800-270-1153 (Participant code: 36528#).
For more information, please visit www.atlantisstock.com.
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ATLANTIS PLASTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In thousands, except per share data)	2006	2005	2006	2005

Net sales	$90,019	$115,735	$418,667	$424,326

Cost of sales	81,574	97,541	371,220	359,176

Gross profit	8,445	18,194	47,447	65,150

Selling, general and administrative expenses	7,532	9,420	32,554	35,537
Severance expense	207	—	1,159	—
Costs of unconsummated financing	—	—	—	555

Operating income	706	8,774	13,734	29,058

Unamortized deferred financing cost write-off	—	—	—	(3,794)
Net interest expense	(5,523)	(4,707)	(20,178)	(15,048)
Other (expense) income	(37)	58	59	84

(Loss) income before (benefit) provision for income taxes	(4,854)	4,125	(6,385)	10,300

(Benefit) provision for income taxes	(1,672)	1,513	(2,239)	3,629

Net (loss) income	$(3,182)	$2,612	$(4,146)	$6,671

Basic (loss) earnings per share	$(0.39)	$0.32	$(0.50)	$0.82
Diluted (loss) earnings per share	$(0.39)	$0.32	$(0.50)	$0.81

Weighted average number of shares used in computing (loss) earnings per share:
Basic	8,256	8,256	8,256	8,174
Diluted	8,256	8,256	8,256	8,221

Cash dividends paid per common share	$—	$—	$—	$12.50

ATLANTIS PLASTICS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
(In thousands, except share and per share data)	2006	2005

ASSETS
Cash and cash equivalents	$59	$178
Accounts receivable (net of allowances of $1,280 and $1,835, respectively)	48,999	57,075
Inventories, net	36,999	41,667
Other current assets	5,479	6,048
Deferred income tax assets	3,108	3,694

Total current assets	94,644	108,662

Property and equipment, net	68,979	69,695
Goodwill, net of accumulated amortization	54,592	54,592
Other assets	8,673	9,437

Total assets	$226,888	$242,386

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Accounts payable and accrued expenses	$31,248	$48,521
Current maturities of long-term debt	1,741	1,970
Other current liabilities	349	356

Total current liabilities	33,338	50,847

Long-term debt	205,010	197,195
Deferred income tax liabilities	12,043	13,525
Other liabilities	690	702

Total liabilities	251,081	262,269

Commitments and contingencies	—	—

Shareholders’ deficit:
Class A Common Stock, $0.0001 par value, 20,000,000 shares authorized, 6,141,009 and 6,113,158 shares issued and outstanding in 2006 and 2005	1	1
Class B Common Stock, $0.0001 par value, 7,000,000 shares authorized, 2,114,814 and 2,142,665 shares issued and outstanding in 2006 and 2005	—	—
Additional paid-in capital	390	—
Note receivable	(275)	—
Accumulated other comprehensive income (net of income taxes of $706 and $862, respectively)	1,373	1,652
Accumulated deficit	(25,682)	(21,536)

Total shareholders’ deficit	(24,193)	(19,883)

Total liabilities and shareholders’ deficit	$226,888	$242,386

ATLANTIS PLASTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended
	December 31,
(In thousands)	2006	2005

Operating Activities:
Net (loss) income	$(4,146)	$6,671
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	12,691	12,059
Loan fee, other amortization and unamortized financing cost write-off	933	4,661
Amortization of gain realized on swap redemption	(1,069)	—
Share-based compensation expense	390	461
Unconsummated financing cost write-off	—	555
Interest receivable from shareholder loans	—	(5)
Gain on disposal of assets	—	38
Deferred income taxes	(738)	(1,415)
Change in operating assets and liabilities:
Accounts receivable, net	8,076	(11,093)
Inventories, net	4,668	(3,509)
Other current assets	569	(1,416)
Accounts payable and accrued expenses	(17,273)	3,027
Other assets and liabilities	(1,215)	(699)

Net cash provided by operating activities	2,886	9,335

Investing Activities:
Capital expenditures	(11,983)	(17,404)
Proceeds from asset dispositions	—	38

Net cash used for investing activities	(11,983)	(17,366)

Financing Activities:
Net borrowings (repayments) under revolving credit facility	9,600	(15,860)
Proceeds under new credit agreement	—	195,000
Repayments under term loans	(1,500)	(71,187)
Financing costs associated with credit agreements	(1,750)	(6,762)
Proceeds from issuance of long-term bonds	—	3,503
Repayments on bonds	(514)	(35)
Proceeds from swap redemption	3,417	—
Proceeds from exercise of stock options	—	2,522
Income tax benefit from employee stock options	—	3,718
Payment of special dividend	—	(103,198)
Notes receivable from employee loan	(275)	—
Repayments on notes receivable from shareholders	—	457

Net cash provided by financing activities	8,978	8,158

Net (decrease) increase in cash and cash equivalents	(119)	127

Cash and cash equivalents at beginning of period	178	51

Cash and cash equivalents at end of period	$59	$178

Supplemental disclosure of non-cash activities:
Non-cash increase of accounts receivable and accounts payable in connection with supplier agreements	$23	$914

RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA(1)

	2006
(In millions)	Year	Q4	Q3	Q2	Q1

Net (loss) income	$(4.2)	$(3.2)	$(1.8)	$—	$0.8
Net interest expense	20.2	5.5	5.1	4.9	4.7

Unamortized deferred financing cost write-off (2)	—	—	—	—	—
(Benefit) provision for income taxes	(2.2)	(1.6)	(1.0)	—	0.4
Depreciation and amortization	12.7	3.5	3.1	3.0	3.1
Unconsummated financing cost write-off	—	—	—	—	—
Non-cash share based compensation	0.4	0.2	0.1	0.1	—
Management fees and expenses	0.9	—	0.2	0.3	0.4
Severance expenses	1.2	0.2	0.7	0.3	—

Adjusted EBITDA	$29.0	$4.6	$6.4	$8.6	$9.4

	2005
	Year	Q4	Q3	Q2	Q1

Net (loss) income	$6.7	$2.6	$2.0	$2.4	$(0.3)
Net interest expense	15.0	4.7	4.5	4.1	1.7

Unamortized deferred financing cost write-off (2)	3.8	—	—	—	3.8
(Benefit) provision for income taxes	3.6	1.5	1.0	1.3	(0.2)
Depreciation and amortization	12.1	3.4	2.9	2.9	2.9
Unconsummated financing cost write-off	0.6	—	—	—	0.6
Non-cash share based compensation	0.5	—	—	—	0.5
Management fees and expenses	1.3	0.3	0.4	0.3	0.3
Severance expenses	—	—	—	—	—

Adjusted EBITDA	$43.6	$12.5	$10.8	$11.0	$9.3

(1)	Adjusted EBITDA as presented is defined as earnings before interest, taxes, depreciation and amortization, non-cash share-based compensation, management fees and expenses, severance and restructuring expenses and non-operating expense.
The Company believes Adjusted EBITDA is a useful metric used by management, investors, lenders and others to assess the Company’s financial operating performance, including its return on capital, by removing the impact of its capital structure (interest expense), asset base (depreciation and amortization), tax consequences, non-cash share-based compensation, management fees and expenses, severance and restructuring expenses and certain non-operating expense. Adjusted EBITDA is also an important metric in the Company’s debt covenant calculations and requirements.
Adjusted EBITDA is a non-GAAP financial measure and has material limitations resulting from the exclusion of significant items that are necessary components to the operations of the Company’s business. Adjusted EBITDA should not be considered in isolation nor as an alternative net income, cash flow from operating activities and other financial measures determined in accordance with GAAP.

(2)	Unamortized deferred financing cost write-off is a component of interest expense and has been shown separately for informational purposes.

ATLANTIS PLASTICS, INC.
SEGMENT/TREND INFORMATION

	2006
(In millions)	Year	Q4	Q3	Q2	Q1

PLASTIC FILMS VOLUME (in pounds)	257.0	58.3	69.3	69.3	60.1

NET SALES
Plastic Films	$266.9	$59.0	$71.1	$68.7	$68.1
Injection Molding	118.9	24.9	29.2	32.6	32.2
Profile Extrusion	32.9	6.1	8.0	9.3	9.5

Total	$418.7	$90.0	$108.3	$110.6	$109.8

GROSS MARGIN
Plastic Films	11%	11%	11%	11%	13%
Injection Molding	13%	9%	12%	13%	16%
Profile Extrusion	7%	1%	1%	14%	8%

Total	11%	9%	10%	12%	13%

OPERATING MARGIN
Plastic Films	4%	2%	3%	4%	5%
Injection Molding	5%	2%	4%	5%	8%
Profile Extrusion	-4%	-14%	-11%	4%	0%

Total	3%	1%	2%	4%	5%

	2005
	Year	Q4	Q3	Q2	Q1

PLASTIC FILMS VOLUME (in pounds)	284.0	74.0	75.3	65.8	68.9

NET SALES
Plastic Films	$272.9	$78.8	$66.0	$62.4	$65.7
Injection Molding	116.1	27.9	32.0	30.1	26.1
Profile Extrusion	35.3	9.0	8.6	9.1	8.6

Total	$424.3	$115.7	$106.6	$101.6	$100.4

GROSS MARGIN
Plastic Films	15%	15%	15%	15%	14%
Injection Molding	16%	16%	16%	17%	13%
Profile Extrusion	19%	18%	16%	20%	20%

Total	15%	16%	15%	16%	14%

OPERATING MARGIN
Plastic Films	6%	7%	6%	6%	4%
Injection Molding	8%	10%	9%	10%	5%
Profile Extrusion	8%	5%	6%	10%	11%

Total	7%	8%	7%	8%	5%